UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2011

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI		48152
(Address of Principal Executive Offices)		(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of 2021 Notes and Entry into 2021 Indenture and Related Registration Rights Agreement

On January 28, 2011, Valassis Communications, Inc. (“Valassis”) completed the offering (the “Notes Offering”) of $260.0 million aggregate principal amount of its 6  5/8% Senior Notes due 2021 (the “2021 Notes”). The 2021 Notes were offered and sold only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The 2021 Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

The 2021 Notes were issued under an indenture, dated as of January 28, 2011, by and among Valassis, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “2021 Indenture”). Valassis’ payment obligations under the 2021 Notes are fully and unconditionally guaranteed, jointly and severally, by substantially all of its domestic restricted subsidiaries on a senior unsecured basis.

The 2021 Notes and the related subsidiary guarantees are Valassis’ and its Subsidiary Guarantors’ unsecured senior obligations. The 2021 Notes and the related subsidiary guarantees rank equally in right of payment with all of Valassis’ and its Subsidiary Guarantors’ unsecured senior indebtedness and senior in right of payment to all of Valassis’ and its Subsidiary Guarantors’ subordinated indebtedness. The 2021 Notes and the related subsidiary guarantees are effectively subordinated in right of payment to Valassis’ and its Subsidiary Guarantors’ secured indebtedness, including the indebtedness and subsidiary guarantees under Valassis’ senior secured credit facility and its senior secured convertible notes due 2033, to the extent of the value of the assets securing such indebtedness. The 2021 Notes and the related subsidiary guarantees are also structurally subordinated to all obligations of each of Valassis’ non-guarantor subsidiaries.

The 2021 Indenture and form of note, which is attached as an exhibit to the 2021 Indenture, provide, among other things, that the 2021 Notes bear interest at a fixed annual rate of 6  5/8% per annum payable semi-annually in arrears on February 1 and August 1, commencing on August 1, 2011, and mature on February 1, 2021. Valassis may redeem all or a portion of the 2021 Notes at its option at any time prior to February 1, 2016, at a redemption price equal to 100% of the principal amount of 2021 Notes to be redeemed plus a make-whole premium as described in the 2021 Indenture, together with accrued and unpaid interest to the date of redemption, if any. At any time on or after February 1, 2016, Valassis may redeem all or a portion of the 2021 Notes at its option at the redemption prices specified in the 2021 Indenture, plus accrued and unpaid interest to the date of redemption, if any. In addition, on or prior to February 1, 2014, Valassis may redeem at its option up to 35% of the aggregate principal amount of the outstanding 2021 Notes with the proceeds of certain equity offerings at the redemption prices specified in the 2021 Indenture, plus accrued and unpaid interest to the date of redemption, if any. Upon the occurrence of a change of control, as defined in the 2021 Indenture, Valassis must make a written offer to purchase all of the 2021 Notes for cash at a purchase price equal to 101% of the principal amount of the 2021 Notes, plus accrued and unpaid interest to the date of repurchase, if any.

The 2021 Indenture contains covenants that, among other things and subject to a number of qualifications and exceptions, limit the ability of Valassis and its restricted subsidiaries (as defined in the 2021 Indenture) to incur or guarantee additional indebtedness, transfer or sell assets, make certain investments, pay dividends or make distributions or other restricted payments, create certain liens, merge or consolidate, repurchase stock, create or permit restrictions on the ability of Valassis’ restricted subsidiaries to pay dividends or make other distributions to Valassis and enter into transactions with affiliates. If the 2021 Notes receive investment grade ratings from both Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc., certain of these covenants will thereafter no longer apply to the 2021 Notes, irrespective of whether the 2021 Notes continue to be rated investment grade. The 2021 Indenture also contains customary events of default.

The foregoing description of the 2021 Notes and the 2021 Indenture is summary in nature, and qualified in its entirety by reference to the 2021 Indenture (including the form of note and subsidiary guarantee attached thereto), a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Valassis used $215,522,841.29 of the net proceeds from the sale of the 2021 Notes to fund the payment of consideration pursuant to the Tender Offer (as defined below) for all of its 2015 Notes that were validly tendered and not validly withdrawn at or prior to the consent payment deadline. The remaining net proceeds from the sale of the 2021 Notes will be used to fund the purchase price of any additional 2015 Notes that are validly tendered and not validly withdrawn in accordance with the Tender Offer and to redeem any and all of the 2015 Notes that remain outstanding following the consummation of the Tender Offer.

On January 28, 2011, in connection with the Notes Offering, Valassis entered into a registration rights agreement with the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative of the initial purchasers of the 2021 Notes, for the benefit of the holders of the 2021 Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Valassis and its Subsidiary Guarantors must:

(i) file a registration statement within 180 days after the issue date of the 2021 Notes, enabling holders of the 2021 Notes to exchange the privately placed notes and related subsidiary guarantees for publicly registered exchange notes and related subsidiary guarantees with substantially identical terms;

(ii) use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 240 days after the issue date of the 2021 Notes; and

(iii) use commercially reasonable efforts to consummate an exchange offer within 30 business days after the effective date of the registration statement.

In addition, under certain circumstances set forth in the Registration Rights Agreement, Valassis and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the 2021 Notes. If Valassis does not comply with its obligations under the Registration Rights Agreement, Valassis and the Subsidiary Guarantors will have to pay liquidated damages in the form of additional interest to holders of the 2021 Notes under certain circumstances.

Merrill Lynch and the initial purchasers of the 2021 Notes may, from time to time, engage in transactions with, and perform services for, Valassis in the ordinary course of its business. Affiliates of certain of the initial purchasers are agents and/or lenders under Valassis’ existing senior secured credit facility. Merrill Lynch also acted as sole dealer manager for the Tender Offer (as defined below). Further, certain of the initial purchasers and their respective affiliates previously held a portion of the 2015 Notes tendered in the Tender Offer.

The foregoing description of the Registration Rights Agreement is summary in nature, and qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Initial Purchase under Tender Offer for 2015 Notes and Entry into Third Supplemental Indenture

On January 28, 2011, Valassis announced that it has accepted for purchase $199,801,000 aggregate principal amount of its 8  1/4% Senior Notes due 2015 (the “2015 Notes”) representing all of the 2015 Notes that were validly tendered and not validly withdrawn at or prior to the consent payment deadline pursuant to

Valassis’ previously announced cash tender offer and consent solicitation (the “Tender Offer”) with respect to its outstanding 2015 Notes. Valassis also received consents from holders of the required majority of the principal amount of the 2015 Notes outstanding to certain proposed amendments to the indenture governing the 2015 Notes, dated as of March 2, 2007, as supplemented (the “2015 Indenture”), by and among Valassis, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. As set forth in the Offer to Purchase and Consent Solicitation Statement, the proposed amendments, among other things, eliminate substantially all of the restrictive covenants and certain events of default in the 2015 Indenture.

On January 28, 2011, Valassis, the guarantors party thereto and the Trustee entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) to the 2015 Indenture, effecting the proposed amendments. The Third Supplemental Indenture is binding on the holders of 2015 Notes not purchased in the Tender Offer. The foregoing description of the Third Supplemental Indenture is summary in nature, and qualified in its entirety by reference to the Third Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the 2021 Indenture is hereby incorporated by reference into this Item 2.03.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On January 28, 2011, Valassis issued a notice under the 2015 Indenture in order to redeem any and all of the remaining outstanding 2015 Notes on March 1, 2011, unless extended by Valassis (the “Redemption Date”). The redemption will be made in accordance with Section 3.07 of the 2015 Indenture. The redemption price for the redeemed 2015 Notes will be $1,041.25 per $1,000.00 principal amount of the 2015 Notes, plus accrued and unpaid interest to, but not including, the Redemption Date. On the Redemption Date, Valassis intends to redeem all of the 2015 Notes remaining outstanding, if any, after the expiration of Tender Offer on February 10, 2011.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 regarding the Third Supplemental Indenture is hereby incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of January 28, 2011, by and among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including Form of 6 5/8% Senior Note due 2021).

4.2	Registration Rights Agreement, dated as of January 28, 2011, by and among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named on Schedule A thereto.

4.3	Third Supplemental Indenture, dated as of January 28, 2011, between Valassis Communications, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, to the Indenture dated as of March 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd L. Wiseley
Date: February 3, 2011	Name:	Todd L. Wiseley
	Title:	General Counsel and Senior Vice President, Administration

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of January 28, 2011, by and among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including Form of 6 5/8% Senior Note due 2021).

4.2	Registration Rights Agreement, dated as of January 28, 2011, by and among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named on Schedule A thereto.

4.3	Third Supplemental Indenture, dated as of January 28, 2011, between Valassis Communications, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, to the Indenture dated as of March 2, 2007.